Exhibit 16.1

WEINBERG & COMPANY, P.A.

6100 Glades Road, Suite 314

Boca Raton, FL 33434

January 26, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:

Teda Travel Incorporated

File No. 000-29077

Dear Sir or Madam:

We have read Item 4 “Changes in Registrant’s Certifying Accountant” of the Form 8-K of Teda Travel Incorporated dated January 19, 2004. We agree with the statements contained therein, including that we are no longer the Independent Certified Public Accountants for any future Securities Exchange Act of 1933 and Securities Exchange Act of 1934 filings.

Very truly yours,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.